Exhibit 10.1

SEALED AIR CORPORATION

Amendment

to

1998 Restricted Stock Plan for Non-Employee Directors

April 15, 2004

Section 4(c) of the Restricted Stock Plan for Non-Employee Directors of Sealed Air Corporation (the “Corporation”), which was approved by the stockholders of the Corporation on June 26, 1998, is amended so that the first sentence of that section reads as follows:

Except for gifts of shares permitted under this Section, no grant of shares of Common Stock pursuant to the Plan shall be transferable by the recipient of such grant, and no shares of Common Stock issued pursuant to the Plan, or any interest herein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) by the Non-Employee Director to whom such shares are issued as long as such Non-Employee Director shall remain a director of the Corporation, except that all restrictions on transfer of shares issued pursuant to the Plan set forth in this Section 4(c) shall cease upon and after the 72nd birthday of the Non-Employee Director.